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                                                                    EXHIBIT 23.3
                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

To the Board of Directors of Forcenergy Gas Exploration, Inc.:

         We hereby consent to the use of our report dated March 1, 1996, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc., and their present values, as of January 1, 1996, and the inclusion of our audit report dated May 25, 1995, of the estimates of the net proved oil and natural gas reserves of Forcenergy Gas Exploration, Inc. and their present values, as of January 1, 1995, in this Form S-3 Registration Statement and the prospectus incorporated therein, and all references to our firm therein.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ FREDERICK D. SEWELL
                                           ------------------------------------
                                                Frederick D. Sewell
                                                     President

Dallas, Texas
October 30, 1996